SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2002

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-13914 (Commission File Number)	95-2086631 (IRS Employer Identification No.)

14731 Califa Street Van Nuys, California (Address of Principal Executive Offices)	91411 (Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events

     William L. Slover, Director of Trio-Tech International (“TTI”) and Chair of its Audit Committee, resigned from the Board for personal reasons effective December 8, 2002. Mr. Slover, age 81, has served as a Director of TTI since 1989.

     At this time, the Board does not intend to fill the vacancy on the Board created by Mr. Slover’s resignation. Including the vacancy caused by Mr. Slover’s resignation, there are two vacancies on the Board of Directors.

     On December 8, 2002, A. Charles Wilson, TTI’s Chairman of the Board, assumed the Chair of the Audit Committee. Mr. Wilson, age 78, has served as a Director of TTI since 1966, and was President and Chief Executive Officer of the Company from 1981 to 1989. In 1989, he was elected Chairman of the Board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio-TECH INTERNATIONAL (Registrant)

/s/ DALE C. CHEESMAN

Dale C. Cheesman, Corporate Secretary/Controller
Date: December 11, 2002